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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock for Consultants Plan of Amarillo Biosciences, Inc. of our report dated April 8, 2003, with respect to the consolidated financial statements of Amarillo Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


Houston, TX                                       MALONE & BAILEY, PLLC
June 5, 2003                                       /s/ Malone & Bailey